UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2018
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 20, 2018, Laboratory Corporation of America Holdings (“LabCorp” or the “Company”) announced that Edward T. Dodson, the Company’s Senior Vice President and Chief Accounting Officer (“CAO”), will retire from the Company effective April 1, 2019.
LabCorp has also announced that Peter Wilkinson will join the Company on January 2, 2019 (the “Start Date”), as Senior Vice President, Accounting. Mr. Wilkinson will assume the role of CAO upon Mr. Dodson’s retirement.
Prior to this appointment, Mr. Wilkinson, age 48, served as Executive Vice President and Chief Financial Officer of Syneos Health, Inc.’s Clinical Division, a biopharmaceuticals services organization, from August 2017 to July 2018 and as Senior Vice President and Chief Accounting Officer of INC Research Holdings, Inc., a publicly traded predecessor to Syneos Health, from February 2016 to August 2017. Mr. Wilkinson previously served as Senior Vice President in the INC Research Finance Department from July 2014 to February 2016. Prior to his position with INC Research, Mr. Wilkinson worked as a self-employed financial consultant following an earlier career as a financial and accounting officer at Pharmaceutical Product Development, LLC, a clinical research organization.
In connection with his appointment, Mr. Wilkinson will receive an annual base salary of $360,000 and will be eligible to participate in the Company’s annual cash incentive plan, initially at a target level of 50 percent of his base salary. Mr. Wilkinson will also receive a sign-on bonus of $100,000 (“Signing Bonus”), which Mr. Wilkinson will be required to repay on a pro-rated basis should he voluntarily terminate his employment with the Company prior to the one-year anniversary date of the Start Date.
Additionally, subject to future Compensation Committee approval, Mr. Wilkinson is expected to receive an equity grant consisting of a combination of Restricted Stock Units, Stock Options, and Performance Shares with an aggregate value of $400,000, as well as a one-time special grant of Restricted Stock Units with a value of $300,000.
There is no arrangement or understanding with any person pursuant to which Mr. Wilkinson was appointed Senior Vice President or CAO. There are no family relationships between Mr. Wilkinson and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ GLENN A. EISENBERG
Glenn A. Eisenberg
Executive Vice President and Chief Financial Officer

December 20, 2018